SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 3, 2010 (November 2, 2010)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On November 2, 2010, the Board of Directors of the Company (the “Board”) took the following actions:
          (i) The Board appointed Dan Jackson as Senior Vice President, Chief Financial Officer, effective as of November 10, 2010. Mr. Jackson was most recently Executive Vice President, Chief Financial Officer for Knowledge Learning Corporation in Portland, Oregon from January 2005 to June 2006. Prior to that, he was employed at KinderCare Learning Centers, Inc., also in Portland, Oregon from March 1997 to January 2005, first as Vice President of Financial Control and Planning until October 1999, then as Senior Vice President, Finance until November 2002, and finally as Executive Vice President, Chief Financial Officer. Mr. Jackson also spent 12 years with Red Lion Hotels, Inc. in Vancouver, Washington, serving as Vice President — Corporate Services from September 1985 to September 1994 and then as Vice President, Controller from September 1994 to February 1997. Since June 2006, Mr. Jackson has been self-employed as an independent business consultant.
          (ii) The Board appointed Sandi Heffernan to serve as the Company’s principal accounting officer, effective immediately. Ms. Heffernan has been the Company’s Corporate Controller since October 11, 2010. She was employed at NightHawk Radiology Holdings, Inc., a public company based in Coeur d’Alene, Idaho, from February 2007 to October 2010, serving as Director of Financial Planning and Analysis until August 2009 and then as Senior Director, Financial Accounting and Reporting. From June 2005 to February 2007, she was employed by Ambassadors Group, Inc. in Spokane, Washington, serving as Corporate Controller until May 2006 and then as Director of Financial Planning and Analysis. She also previously held key accounting and financial positions at various public and private companies including PepsiCo Food Services, Dell Computer Corporation and the National Football League.
          (iii) The Board authorized Jon Eliassen, until Mr. Jackson assumes his new office, to serve the role of principal financial officer of the Company, to sign on behalf of the Company its Form 10-Q for the quarter ended September 30, 2010 and to provide the certifications required therein.
     (e) On November 2, 2010, the Compensation Committee of the Board approved a letter agreement with Mr. Jackson under which he is entitled to an annual salary of $210,000 and a grant of restricted stock units under the Company’s 2006 Stock Incentive Plan having a value of $63,000. The restricted stock units will be granted by December 2, 2010 and will vest in full on the first anniversary of the date of grant. The agreement also entitles Mr. Jackson to receive severance equal to one year’s base salary in the event of his involuntary termination without cause within six months after a change in control of the Company.
A copy of the November 2, 2010 press release announcing the appointment of Mr. Jackson is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated November 2, 2010

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: November 3, 2010	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary